Exhibit 99.1

Super League Announces Sale of its Minecraft Property InPVP

~ Transaction further streamlines Company focus on playable media and content solutions for global brands while reducing operating costs ~

SANTA MONICA, CA—May 22, 2025 —Super League (Nasdaq: SLE), a leader in engaging audiences through playable media, content, and experiences, today announced it has sold InPVP, the Company’s Minecraft property, to Mineville LLC. For Super League, the all-cash transaction is part of an ongoing initiative to streamline operations to focus on playable media and playable content solutions for global brands while reducing operating costs.

For Mineville, already owners of multiple successful Minecraft Java servers, the acquisition marks an expansion into the Minecraft Bedrock ecosystem, which represents a majority of the active Minecraft player base.

Through the transaction, Super League will become Mineville LLC’s exclusive partner for brand partnerships and advertising sales, growing the company’s audience reach to 8.1 million monthly active Minecraft users. Super League and Mineville will collaborate to provide Super League’s clients with creatively inspired in-game programs that are measurable against targeted campaign objectives.

Matt Edelman, President & Chief Executive Officer of Super League, commented, “We are pleased to announce the successful sale of our Mineville asset to well-respected and accomplished Minecraft entrepreneurs, and equally excited to become their revenue growth partners.” He added, “This divestiture allows us to further reduce operational costs and is complimentary to other initiatives we have taken to focus our business on providing playable media and playable content solutions for global brands within mobile games and the world’s largest immersive platforms.”

Mohamed Weheba, co-founder of Mineville, LLC, said, “We’ve been building in the Minecraft ecosystem for over 10 years since we were 12 years old. We’re honored to be one of the partnered Bedrock servers and grow InPVP with our deep love of Minecraft.”

About Super League

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The Company provides global brands with ads, content, and experiences that are not only seen - they’re played, felt, and remembered - within mobile games and the world’s largest immersive gaming platforms. Powered by proprietary technology, an award-winning development studio, and a vast network of native creators, Super League is a one-of-a-kind partner for brands looking to stand out in culture, spark loyalty, and drive meaningful impact. In a world where attention is earned, Super League makes brands relevant - by making them playable. For more information, visit superleague.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not the Company will be able to raise capital through the sale of its securities; market conditions; satisfaction of customary closing conditions related to the Offering; the Company’s ability to maintain adequate liquidity and financing sources; various risks related to the Company’s business operations; and other risks and uncertainties, including those described within the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Super League Investor Relations Contact:
Shannon Devine/ Mark Schwalenberg
MZ North America
Main: 203-741-8811
SLE@mzgroup.us